EXHIBIT 1



14024/034/AGT/key3hold.ed
                                                                  CONFORMED COPY




                           SECURITYHOLDERS AGREEMENT

                                  dated as of

                                August 18, 2000

                                     among

                             KEY3MEDIA GROUP, INC.


                                      and


                           THE SECURITYHOLDERS LISTED
                         ON THE SIGNATURE PAGES HEREOF


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                               TABLE OF CONTENTS

                             ----------------------

                                                                           PAGE

                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                   ARTICLE 2
               CORPORATE GOVERNANCE AND RESTRICTIONS ON TRANSFER

SECTION 2.01.  Composition of the Board........................................4
SECTION 2.02.  Removal.........................................................5
SECTION 2.03.  Vacancies.......................................................5
SECTION 2.04.  Meetings........................................................5
SECTION 2.05.  Conflicting Charter or Bylaw Provisions.........................5
SECTION 2.06.  Termination.....................................................6

                                   ARTICLE 3
                             TRANSFER RESTRICTIONS

SECTION 3.01.  Transfer by Holders.............................................6
SECTION 3.02.  Restrictive Legends.............................................7
SECTION 3.03.  Rights of First Offer...........................................7

                                   ARTICLE 4
                              REGISTRATION RIGHTS

SECTION 4.01.  Demand Registration.............................................8
SECTION 4.02.  Piggyback Registration.........................................10
SECTION 4.03.  Reduction of Offering..........................................10
SECTION 4.04.  Registration Procedures........................................11
SECTION 4.05.  Registration Expenses..........................................14
SECTION 4.06.  Indemnification by the Issuer..................................14
SECTION 4.07.  Indemnification by Selling Holders.............................14
SECTION 4.08.  Conduct of Indemnification Proceedings.........................15
SECTION 4.09.  Contribution...................................................16
SECTION 4.10.  Participation in Underwritten Registrations....................18
SECTION 4.11.  Rule 144.......................................................18
SECTION 4.12.  Holdback Agreements............................................18
SECTION 4.13.  Transfer of Registration Rights................................19


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                                                                            PAGE

                                   ARTICLE 5
                                 MISCELLANEOUS

SECTION 5.01.  Notices........................................................19
SECTION 5.02.  Amendments; Waivers............................................19
SECTION 5.03.  Termination....................................................20
SECTION 5.04.  Successors, Assigns, Transferees...............................20
SECTION 5.05.  Headings.......................................................20
SECTION 5.06.  No Inconsistent Agreements.....................................20
SECTION 5.07.  Severability...................................................20
SECTION 5.08.  Recapitalization, Etc..........................................21
SECTION 5.09.  Other Agreements...............................................21
SECTION 5.10.  New York Law...................................................21
SECTION 5.11.  Counterparts...................................................21
SECTION 5.12.  Entire Agreement...............................................21


EXHIBIT A  -   Form of Opinion to be Delivered in Connection with Certain
               Transfers
EXHIBIT B  -   Form of SOFTBANK Registration Rights Agreement


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                           SECURITYHOLDERS AGREEMENT


         SECURITYHOLDERS AGREEMENT dated as of August 18, 2000 among KEY3MEDIA GROUP, INC., a Delaware corporation (with its successors, the "Issuer"), and the securityholders listed on the signature pages hereof (the "Holders").

         WHEREAS, the Issuer has entered into a Securities Purchase Agreement with the initial Holders hereunder dated as of August 4, 2000 pursuant to which each such Holder has agreed to purchase the Securities (as defined below) in accordance with the terms and conditions thereof; and

         WHEREAS, the parties hereto desire to provide for certain rights and obligations relating to their ownership interests in the Issuer and certain matters relating to the conduct of the business and the affairs of the Issuer.

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the pur poses of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board" means the Board of Directors of the Issuer.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "Commission" means the Securities and Exchange Commission.


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         "Common Shares" means shares of voting common stock, par value $0.01 per share, of the Issuer.

         "Debentures" means the Zero Coupon Senior Debentures due May 18, 2008 of the Issuer issued pursuant to the Securities Purchase Agreement, as amended from time to time.

         "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a certificate is registered or accompanied by duly executed stock powers with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

         "Equity Securities" means the Warrants and the Common Shares (including the Warrant Shares).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Issuer shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset.

         "Liquidity Event" has the meaning set forth in the Warrants.

         "Person" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Registrable Securities" means the Warrant Shares; provided, that such securities shall cease to be Registrable Securities when (i) a registration statement relating to such securities shall have been declared effective by the Commission and such securities shall have been disposed of pursuant to such effective registration statement or (ii) such securities have been disposed of pursuant to Rule 144 or may be disposed of pursuant to Rule 144(k) or, in either case, any comparable successor rule or regulation.

         "Registration Expenses" means all (i) registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in


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connection with blue sky qualifications of the Registrable Securities), (iii)
printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Issuer, (vi) customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration, (viii) fees and expenses of listing the Registrable Securities on a securities exchange or on the NASDAQ National Market System, (ix) rating agency fees, and (x) out-of-pocket expenses of the Issuer.

         "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time.

         "Securities" means the Debentures and the Warrants.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of August 4, 2000 among the Issuer and the Purchasers, as amended from time to time; provided that, for purposes of this Agreement, any such amendment shall be effective only if consented to by the parties hereto.

         "Stockholder" means each holder of Common Stock party to this Agreement from time to time.

         "Subject Securities" means the Equity Securities and the Debentures.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Third Party" means a prospective purchaser of Warrants from a Holder in an arm's-length transaction where such purchaser is not the Issuer, an Affiliate of the Issuer or an Affiliate of such Holder.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.


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         "Warrant Shares" means the Common Shares issued, or to be issued, upon exercise of the Warrants.

         "Warrants" means the warrants to purchase Common Shares issued to the Purchasers pursuant to the Securities Purchase Agreement.

          (b) Each of the following terms is defined in the Section set forth opposite each term:


         Term                                                   Section
         ----                                                   -------
         Demand Registrant                                        4.01
         Demand Registration                                      4.01
         Indemnified Party                                        4.08
         Indemnifying Party                                       4.08
         Offer Notice                                             3.03
         Offer Period                                             3.03
         Payout Date                                              2.06
         Piggyback Registration                                   4.02
         Princes Gate                                             2.01
         Princes Gate Nominee                                     2.01
         Proposed Sale Price                                      3.03
         Replacement Princes Gate Nominee                         2.03
         Registration Request                                     4.01
         Subject Warrants                                         3.03
         Transfer                                                 3.01
         Transferor                                               3.03
         Transfer Notice                                          3.03
         Warrant Offer                                            3.03


                                   ARTICLE 2
               CORPORATE GOVERNANCE AND RESTRICTIONS ON TRANSFER

         SECTION 2.01. Composition of the Board. (a) The Board shall consist initially of 10 directors, one of whom (the "Princes Gate Nominee") shall be designated by PG Investors III, Inc. ("Princes Gate").

          (b) Each Stockholder entitled to vote for the election of directors to the Board agrees that it will vote its Common Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Issuer to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.


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         (c) The Issuer agrees that it will support the Princes Gate Nominee for election to the Board.

         SECTION 2.02. Removal. Each Stockholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Issuer, it will not vote any of its Common Shares in favor of the removal of the director that is the Princes Gate Nominee, and the Issuer agrees that it will not support the removal of such director, unless such removal shall be for cause or Princes Gate shall have consented to such removal in writing.

         SECTION 2.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, the director that is the Princes Gate Nominee shall cease to be a director:

          (a) Princes Gate may designate another individual (the "Replacement Princes Gate Nominee") to fill such capacity and serve as a director of the Issuer; and

          (b) each Stockholder then entitled to vote for the election of the Replacement Princes Gate Nominee as a director of the Issuer agrees that it will vote its Common Shares, or execute a written consent, as the case may be, in order to ensure that the Replacement Princes Gate Nominee is elected to the Board; and

          (c) the Issuer agrees that it will support the Replacement Princes Gate Nominee for election to the Board.

         SECTION 2.04. Meetings. The Board shall hold a regularly scheduled meeting at least once every fiscal quarter.

         SECTION 2.05. Conflicting Charter or Bylaw Provisions. Each Stockholder shall vote its Common Shares or execute written consents, as the case may be, and take all other actions necessary, to ensure that the Issuer's Charter and Bylaws do not at any time conflict with any provision of this Agreement.

         SECTION 2.06. Termination. (a) The rights and obligations of each Stockholder and of Princes Gate under this Article 2 (other than Section 2.06(b)) shall terminate on the first date (the "Payout Date") on which no Debentures shall be held by any Holders listed on the signature pages hereof or any of their respective Affiliates.


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         (b) On and after the Payout Date, Princes Gate agrees to cause the removal or resignation of the director that is serving as the Princes Gate Nominee on the Payout Date, and each Stockholder agrees to vote all of its Common Shares on or after the Payout Date in favor for the removal of such director.


                                   ARTICLE 3
                             TRANSFER RESTRICTIONS

         SECTION 3.01. Transfer by Holders. (a) Each Holder understands and agrees that the Securities purchased by such Holder pursuant to the Securities Purchase Agreement and the Warrant Shares have not been registered under the Securities Act and are restricted securities. Each Holder agrees that it may transfer, sell, assign, or otherwise dispose of ("Transfer") its Subject Securities, in whole or in part, only subject to compliance with all applicable securities laws and the other provisions of this Agreement; provided that with respect to any Transfer (other than in a Transfer (x) pursuant to a registered public offering under the Securities Act or (y) in compliance with Rule 144), the Holder shall give the Issuer at least two Business Days prior notice of the proposed transfer and the transferee shall have executed and delivered (i) to each other party hereto an instrument confirming that such transferee (1) agrees to be bound by the terms of this Agreement applicable to the transferor (whereupon such transferee shall become a Holder for purposes of this Agreement), (2) is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act, and (3) is acquiring the relevant Subject Securities for its own account and without a view to the resale or distribution of such Subject Securities or any interest therein other than in a transaction exempt from registration under the Securities Act (subject to the rights such transferee will acquire pursuant to Article 4 of this Agreement upon becoming a Holder for purposes of this Agreement) and (ii) at the request of the Issuer, to the Issuer and the transferor, an opinion of counsel (which may be counsel to the Holder or the transferee) substantially in the form set forth in Exhibit A* or in such other form as shall be reasonably satisfactory to the Issuer.

         (b) Any attempt to transfer any Subject Securities not in compliance with this Agreement shall be null and void and the Issuer shall not, and shall cause any transfer agent not to, give any effect in the Issuer's stock records to such attempted transfer. In furtherance of the foregoing, the Issuer shall be entitled to give a stop order to any transfer agent with respect to any such attempted transfer.

--------
     * Currently being prepared and reviewed internally by Davis Polk


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         SECTION 3.02. Restrictive Legends. (a) Each certificate for Subject
Securities issued to any Holder or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 3.02(b)) include a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY ALSO IS SUBJECT TO ADDITIONAL RESTRICTIONS, INCLUDING RESTRICTIONS ON TRANSFER, AS SET FORTH IN THE SECURITYHOLDERS AGREEMENT, DATED AS OF AUGUST 18, 2000 A COPY OF WHICH MAY BE OBTAINED FROM KEY3MEDIA GROUP, INC.

          (b) If any Subject Securities (x) have been disposed of in a registered public offering under the Securities Act or (y) may be disposed of pursuant to Rule 144(k) or (z) have been disposed of pursuant to Rule 144, the Issuer shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Subject Securities without the legend required by Section 3.02(a) endorsed thereon, and the Issuer shall be obligated to issue such new certificate.

         SECTION 3.03. Rights of First Offer. (a) If any Holder desires to transfer any Warrants to any Third Party as permitted by Section 3.02, such Holder (the "Transferor") shall give written notice (a "Transfer Notice") to the Issuer that such Transferor desires to do so and setting forth the number of Warrants proposed to be transferred by the Transferor pursuant to such proposed transfer (the "Subject Warrants"), the consideration per Warrant (the "Proposed Sale Price") that such Transferor proposes to be paid for such Warrants (which consideration must consist solely of cash) and any other material terms sought by such Transferor.

         (b) The giving of a Transfer Notice to the Issuer by a Transferor shall constitute an offer (the "Warrant Offer") by such Transferor to sell to the Issuer for cash on the terms set forth in the Transfer Notice the Subject Warrants at a purchase price per Warrant equal to the Proposed Sale Price. The Issuer shall have a 5-day period (the "Offer Period") (calculated from and including the day on which the Issuer receives the relevant Transfer Notice) in which to accept the Warrant Offer as to all of the Subject Warrants by giving a written notice of acceptance to such Transferor prior to the expiration of such Offer Period. If the Issuer fails to notify such Transferor prior to the expiration of such Offer Period, the Issuer will be deemed to have declined such Warrant Offer.

         (c) If the Issuer does not elect to purchase all of the Subject Warrants pursuant to a Warrant Offer, the relevant Transferor shall not be required to sell any Subject Warrants with respect to such Warrant Offer.

         (d) If the Issuer elects to purchase all of the Subject Warrant pursuant to any Warrant Offer, the Issuer shall purchase and pay in immediately available funds for such Subject Warrants on the fifth day on which the Issuer shall have notified the relevant Transferor of acceptance of its Warrant Offer provided that if the purchase by the Issuer is subject to regulatory approval, the five day period in which it may be consummated shall be extended until the expiration of five business days after all such approvals shall have been received.

         (e) Upon rejection (including deemed rejection) of any Warrant Offer, the relevant Transferor shall have a 120-day period (calculated from and including the day on which such Warrant Offer is rejected (or deemed to be rejected)) during which to effect a transfer of any or all of the Subject Warrants on more favorable (as to the Transferor) terms and conditions than those set forth in the relevant Offer Notice; provided that if the transfer is subject to regulatory approval, the 120-day period in which it may be consummated shall be extended until the expiration of five business days after all such approvals shall have been received. If such Transferor does not consummate the sale of the Subject Warrants subject to the Warrant Offer in accordance with the foregoing time limitations, such Transferor may not sell any Warrants in accordance with Section 3.01 without repeating the foregoing procedures.


                                   ARTICLE 4
                              REGISTRATION RIGHTS

         SECTION 4.01. Demand Registration. (a) Request for Registration. For so long as any Holder owns any Registrable Securities, the holders of a majority of the outstanding Registrable Securities (determined on a fully diluted basis assuming the exercise or conversion of all Warrants then outstanding) (such Holders collectively, a "Demand Registrant") may make a written request (the "Registration Request") for registration (a "Demand Registration") under the Securities Act; provided that the Demand Registrant shall have the right to make a Registration Request pursuant to this Section 4.01(a) at any date (a "test date") only if at such test date the aggregate number of Registrable Securities requested to be registered pursuant to such Registration Request is equal to the lesser of (i) Registrable Securities having a value (based on the average closing sale price per Common Share for ten consecutive trading days preceding the test date) of not less than $20,000,000, (ii) a number that is at least 1/5 of the maximum number of

Warrant Shares that would have been issuable upon exercise of all of the Warrants on the test date assuming none of the Warrants have been Transferred or exercised or have expired and the Liquidity Event has not occurred on or prior to the test date or (iii) all of the Registrable Securities then held by the Demand Registrant. The Registration Request will specify the number and class of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. No more than five Registration Requests may be made by all Holders in the aggregate pursuant to this Section 4.01(a); provided that (1) the Issuer shall not be obligated to effect more than one Demand Registration in any six-month period and (2) if the Liquidity Event has not occurred on or prior to any date set forth below, then effective on and as of each such date the number of Registration Requests that may be made by all Holders in the aggregate pursuant to this Section 4.01(a) shall be increased by one:

          Date
          ---------------
          August 18, 2002
          August 18, 2003
          August 18, 2004
          August 18, 2005

          (b) Effective Registration. A registration requested pursuant to this
Section 4.01 shall not be deemed to be effected (i) if a registration statement with respect thereto shall not have become effective, (ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or any court, and the result of such interference is to prevent the Holder from disposing of the Registrable Securities to be sold thereunder in accordance with the intended methods of disposition or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the Issuer, the Holder or the lead Underwriter, as applicable.

          (c) Underwriting. If the Demand Registrant so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. The Demand Registrant shall select the book-running lead Underwriter and any additional investment bankers and managers in connection with the offering, each of which shall be reasonably satisfactory to the Company.

         SECTION 4.02. Piggyback Registration. If the Issuer proposes to file a registration statement under the Securities Act with respect to an offering of its equity securities (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holders of its securities, then the Issuer shall give written notice of such proposed filing to the Holders as soon as practicable (but in any event not less than 20 days before the anticipated filing date), and such notice shall offer the Holders the opportunity to register (a "Piggyback Registration") any or all of the Registrable Securities. If any Holder wishes to register Registrable Securities of the same class or series as the Issuer or any other holder of its securities, such registration shall be on the same terms and conditions as the registration of the Issuer's or such other holder's securities. If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of a registration statement filed in connection with such registration, the Issuer or such holder shall determine for any reason not to register such securities, the Issuer or such holder may, at its election, give written notice of such determination to each Holder and, thereupon, shall not be obligated to register any Registrable Securities in connection therewith.

         SECTION 4.03. Reduction of Offering. Notwithstanding any provision to the contrary contained in any other Section herein, if the lead Underwriter of an offering described in Section 4.01 or 4.02 delivers written notice to the Issuer that the offering price of the securities proposed to be included in such offering would be materially and adversely affected by inclusion of all the securities of each class requested to be included, the number of securities to be registered by each holder shall be reduced to the extent recommended by such lead Underwriter; provided, that (i) priority in a registration initiated by Holders pursuant to Section 4.01 shall be (a) first, the securities offered for the account of such Holders, (b) second, pro rata among any other securities of the Issuer (if any) requested to be registered by any holder of securities of the Issuer pursuant to a contractual right of registration and
(c) last, the securities (if any) being registered by the Issuer for its own account, (ii) priority in a registration initiated pursuant to Section 4.02(i) hereof shall be (a) first, securities offered for the account of the Issuer,
(b) second, the Common Shares held by the Holders and any other holders of Common Shares (if any) in each case requested to be registered thereby and (c) third, pro rata among other securities of the Issuer (if any) requested to be registered pursuant to a contractual right of registration and (iii) priority in a registration initiated pursuant to Section 4.02(ii) hereof shall be (a) first, securities offered for the account of the holders for whose account the Issuer is effecting such registration, (b) second, pro rata among any other securities of the Issuer (including without limitation any Registrable Securities) requested to be registered pursuant to a contractual right of registration and (c) last, the securities (if any) being registered by the Issuer for its own account.

         SECTION 4.04. Registration Procedures. Whenever the Issuer is required to effect the registration of Registrable Securities pursuant to Section 4.01 hereof, the Issuer will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such Registration Request:

          (a) The Issuer will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Issuer then qualifies or which counsel for the Issuer shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of 90 days or such shorter period as necessary to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, provided that if the Issuer shall furnish to the Demand Registrant a certificate signed by either its Chairman, President, or Vice-President stating that in his good faith judgment the Demand Registration would materially interfere with any proposed material acquisition, disposition, financing or other similar transaction involving the Company, the Issuer shall have a period of not more than 120 days within which to file (or to delay the effectiveness of) such registration statement measured from the date of receipt of the Registration Request in accordance with Section 4.01.

          (b) The Issuer will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Demand Registrant and each Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Demand Registrant or such Under writer may reasonably request in order to facilitate the sale of the Registrable Securities.

          (c) After the filing of the registration statement, the Issuer will promptly notify the Demand Registrant of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Issuer will use its commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Demand Registrant reasonably requests to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable the Demand Registrant to consummate the disposition in such jurisdictions of the securities owned by the Demand Registrant and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer, to enable the Demand Registrant to consummate the disposition of such Registrable Securities; provided, that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction other than taxation arising with respect to the registration of securities or (iii) consent to general service of process in any such jurisdiction.

          (e) At any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the Securities Act, the Issuer will immediately notify the Demand Registrant of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the Holders of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to the Demand Registrant and the Underwriters any such supplement or amendment. The Demand Registrant agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in the preceding sentence, the Demand Registrant will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Issuer, the Demand Registrant will deliver to the Issuer all copies, other than permanent file copies then in the possession of the Demand Registrant, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Issuer shall give such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective as provided in Section 4.04(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Issuer shall make available to the Demand Registrant such supplemented or amended prospectus.

          (f) The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

          (g) The Issuer will furnish to the Demand Registrant and to each Underwriter, if any, a signed counterpart, addressed to the Demand Registrant or such Underwriter, of (i) an opinion or opinions of counsel to the Issuer and
(ii) a comfort letter or comfort letters from the Issuer's independent public accountants, each in customary form and covering such matters as are customarily covered by opinions and comfort letters, as the Demand Registrant or the lead Underwriter therefor reasonably requests.

          (h) The Issuer will otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (i) The Issuer will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

          (j) The Issuer will use its best efforts (i) to cause all Registrable Securities covered by such registration statement to be listed on any national securities exchange (if such Registrable Securities are not already listed), and on each other securities exchange, on which similar securities issued by the Issuer are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange; or (ii) to secure the designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities, in each case if the Registrable Securities so qualify, and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, in the case of each action referred to in this clause (ii) if requested by the Holder or by the lead Underwriter.

         SECTION 4.05. Registration Expenses. Registration Expenses incurred in connection with any registration made or requested to be made pursuant to this
Article 4 will be borne by the Issuer, whether or not any such registration statement becomes effective, to the extent permitted by applicable law.

         SECTION 4.06. Indemnification by the Issuer. To the extent permitted by applicable law, the Issuer agrees to indemnify and hold harmless each Selling

Holder, its officers, directors and agents, and each Person, if any, who controls each such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any prospectus in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by or on behalf of any such Selling Holder expressly for use therein. The Issuer also agrees, to the extent permitted by applicable law, to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.06.

         SECTION 4.07. Indemnification by Selling Holders. To the extent permitted by applicable law, each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees, to the extent permitted by applicable law, to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 4.07.

         SECTION 4.08. Conduct of Indemnification Proceedings. Promptly after receipt by any person (the "Indemnified Party") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.06 or 4.07, such Indemnified Party shall give notice thereof to the Person against whom such indemnity may be sought (the "Indemnifying Party"). Notwithstanding the foregoing, the failure so to give prompt notice to such person will not relieve such Indemnifying Party from liability, except to the extent such failure or delay prejudices such Indemnifying

Party. The Indemnifying Party shall be entitled to participate in the defense of any third party claim and, subject to the limitations set forth in this
Section 4, shall be entitled to assume, control and appoint lead counsel for such defense, in each case at its expense. The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any third party claim if (i) the third party claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) to the extent (but solely to the extent) such third party claim seeks an injunction or equitable relief against the Indemnified Party or (iii) the Indemnifying Party has failed or is failing to defend the third party claim and fails, after written notice from the Indemnified Party, to promptly remedy the same. If the Indemnifying Party shall assume the control of the defense of any third party claim in accordance with the provisions of this Section 4, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of such third party claim if the settlement does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such third party claim or the settlement (i) imposes injunctive or other equitable relief against the Indemnified Party or (ii) includes an admission of any criminal violation, gross negligence or willful misconduct on the part of the Indemnified Party. If the Indemnified Party reasonably believes that, at any time during the pendency of such third party claim, issues have been or are likely to be asserted, or potentially settled or compromised, that are likely to materially and adversely affect such Indemnified Party or its Affiliates other than as a result of money damages or other money payments for which it is indemnified, then such Indemnified Party may, deliver a written notice to the Indemnifying Party explaining the basis for the Indemnified Party's belief. Thereafter, such Indemnifying Party shall obtain the prior written consent of such Indemnified Party before entering into any settlement of such third party claim, which consent may be withheld, provided that such Indemnified Party will be responsible for (i) all costs and expenses (including reasonable attorneys fees) incurred by such Indemnifying Party in connection with the defense or any resolution thereof and related matters after the date of such withholding of consent and (ii) any final judgment entered against such Indemnified Party or any later settlement in the case, to the extent the amount to be paid by such Indemnifying Party pursuant to such judgment or later settlement exceeds the amount that would have been paid by such Indemnifying Party under the proposed settlement. If any Indemnified Person settles any claim, action or proceeding without the consent of the Indemnifying Party, it shall not be entitled to any indemnification or contribution hereunder in respect of such claim, action or proceeding.

                  The Indemnified Party shall be entitled to participate in the defense of any third party claim and to employ counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be borne by the Indemnified Party; provided that the Indemnifying Party shall pay the fees and expenses of such separate counsel incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of, or after the date the Indemnifying Party ceases to control, the defense of the third party claim or if the Indemnified Party shall have been advised by its counsel that there may be one or more defenses available to it which are different from, additional to, or would otherwise conflict with, the defenses available to the Indemnifying Party. It is understood that in no event shall an Indemnifying Party, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties.

         SECTION 4.09. Contribution. (a) If the indemnification provided for herein is for any reason unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, to the extent permitted by applicable law, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and any Selling Holder on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Selling Holder on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such Selling Holder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and any Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of such Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and any Selling Holder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Selling Holder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and any Selling Holder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such Selling Holder or by the Underwriters. The relative fault of the Issuer on the one hand and any Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b) The Issuer and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.09 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.09, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 4.10. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

         SECTION 4.11. Rule 144. If the Issuer shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Issuer covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the Selling Holder shall reasonably request, all to the extent required from time to time to enable the Selling Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule is amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

         SECTION 4.12. Holdback Agreements. (a) Restrictions on Public Sale by Holder of Registrable Securities. If and to the extent requested by the lead Underwriter of an underwritten public offering of equity securities of the Issuer, the Holders agree not to effect, except as part of such registration or a concurrent registration, any public sale or distribution of the issue being registered or a similar security of the Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the seven days prior to, and during such period that the lead Underwriter may reasonably request, in any event no greater than the lesser of (i) 90 days or (ii) such lesser period for which any other Person that has entered into a holdback agreement in connection with such offering is bound, beginning on, the effective date of such registration statement.

          (b) Restrictions on Public Sale by the Issuer. The Issuer agrees (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Sections 4.01 or 4.02 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and during such period as the lead Underwriter may reasonably request, no greater than 90 days, beginning on, the effective date of any registration statement (except as part of such registration statement and except pursuant to registrations on Form S-4 or S-8 or any successor or similar form thereto); and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Issuer issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (except as part of any such registration, if permitted).

         SECTION 4.13. Transfer of Registration Rights. The rights of each Holder under this Article 4 are transferable to each transferee of such Holder to whom the transferor Transfers any Warrants or Warrant Shares as permitted by
Section 3.01; it being understood that any such transfer shall not increase the aggregate number of Registration Requests that the Holders shall have the right to make pursuant to Section 4.01.

                                   ARTICLE 5
                                 MISCELLANEOUS


                  SECTION 5.01. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing (including fax or similar writing) and shall be given to such party at its address or telecopier number set forth on its signature page, or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice shall be on file with the Secretary of the Issuer. Each such notice, request or other communication shall be effective (i) if given by fax, when such fax is transmitted to the fax number specified in this Section and the appropriate confirmation is received or (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 5.01.

                  SECTION 5.02. Amendments; Waivers. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) Neither this Agreement nor any term or provision hereof may be amended or waived with respect to any Holder in any manner other than by instrument in writing signed, in the case of an amendment, by such Holder and the Issuer, or in the case of a waiver, by the party against whom the enforcement of such waiver is sought.

         SECTION 5.03. Termination. This Agreement shall terminate and be of no further force or effect with respect to each Holder upon such date that such Holder no longer holds any Warrants or Warrant Shares; provided that (i) the rights and obligations of the Issuer and the Holders under Sections 4.06 through 4.09 shall survive any such termination and (ii) the rights and obligations of the parties hereto under Article 2 (other than Section 2.06(b)) shall terminate in accordance with Section 2.06(a).

         SECTION 5.04. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and assigns. Neither this Agreement nor any provision hereof shall be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

         SECTION 5.05. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

         SECTION 5.06. No Inconsistent Agreements. The Issuer will not hereafter enter into any agreement with respect to its securities which is inconsistent with or grant registration rights superior to the registration rights granted to the Holders of Equity Securities in this Agreement. The Issuer represents and warrants to each Holder that it has not previously entered into any agreement with respect to any of its debt or equity securities granting any registration rights to any Person except the Registration Rights Agreement between the Issuer and SOFTBANK Corp., in the form attached as Exhibit B hereto.

         SECTION 5.07. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         SECTION 5.08. Recapitalization, Etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Common Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Common Shares or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

         SECTION 5.09. Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Common Shares or other securities of the Issuer or any direct or indirect subsidiary of the Issuer imposed by, any other agreement.

         SECTION 5.10. New York Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 5.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 5.12. Entire Agreement. This Agreement, together with the Securities Purchase Agreement and the Securities, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement, the Securities Purchase Agreement and the Securities supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first above written.


                               KEY3MEDIA GROUP, INC.


                               By: /s/ Ned S. Goldstein
                                   ----------------------------------------
                                   Title: Executive Vice President and
                                          General Counsel

                                  Key3Media Group, Inc.
                                  5700 Wilshire Blvd, Suite 325
                                  Los Angeles, CA 90036
                                  Telephone: (323) 354-3006
                                  Telecopy: (323) 954-3010
                                  Attention: Peter Knepper and
                                             Ned Goldstein, Esq.

                               with copies to:

                                  Sullivan & Cromwell
                                  125 Broad Street
                                  New York, NY 10004-2498
                                  Telephone: (212) 558-4066
                                  Telecopy: (212) 558-3335
                                  Attention: Duncan McCurrach

                               PRINCES GATE INVESTORS III, L.P.

                               By  PG INVESTORS III, INC.,
                                    as General Partner

                               By: /s/ Pietro Cinquegrana
                                   ---------------------------------------------
                                  Title: Vice President
                                  Address:    PG Investors III, Inc.
                                              c/o Morgan Stanley & Co.
                                              Incorporated
                                              1585 Broadway
                                              New York, New York 10036
                                  Attention:  James M. Wilmott and Pietro
                                              Cinquegrana
                                  Telephone:  (212) 761-7860 and (212) 761-7724
                                  Telecopier: (212) 761-0518 and (212) 761-9869

                               MORGAN STANLEY DEAN WITTER
                               EQUITY FUNDING, INC.


                               By: /s/ Pietro Cinquegrana
                                   ---------------------------------------------
                                  Title: Vice President
                                  Address:    PG Investors III, Inc.
                                              c/o Morgan Stanley & Co.
                                              Incorporated
                                              1585 Broadway
                                              New York, New York 10036
                                  Attention:  James M. Wilmott and Pietro
                                              Cinquegrana
                                  Telephone:  (212) 761-7860 and (212) 761-7724
                                  Telecopier: (212) 761-0518 and (212) 761-9869

                               PG INVESTORS III, INC.,


                               By: /s/ Pietro Cinquegrana
                                   ---------------------------------------------
                                  Title: Vice President
                                  Address:    PG Investors III, Inc.
                                              c/o Morgan Stanley & Co.
                                              Incorporated
                                              1585 Broadway
                                              New York, New York 10036
                                  Attention:  James M. Wilmott and Pietro
                                              Cinquegrana
                                  Telephone:  (212) 761-7860 and (212) 761-7724
                                  Telecopier: (212) 761-0518 and (212) 761-9869